Exhibit 99.1

ImClone Systems Incorporated
180 Varick Street New York, NY 10014 Tel: (212) 645-1405 Fax: (212) 645-2054 www.imclone.com

ImClone Systems Incorporated

Investors and Media Contact:

Rebecca Gregory

(646) 638-5058

IMCLONE SYSTEMS INCORPORATED APPOINTS ANDREW R. J. BONFIELD TO

BOARD OF DIRECTORS

JOHN A. FAZIO RESIGNS FROM THE BOARD OF DIRECTORS

New York, NY — April 26, 2007 — ImClone Systems Incorporated (NASDAQ: IMCL) announced today that Andrew R. J. Bonfield has been appointed to the Company’s Board of Directors (the “Board”), effective as of April 25, 2007.

Mr. Bonfield, 44, is currently the Chief Financial Officer of Bristol-Myers Squibb Company (“BMS”), and has served in such capacity since September 23, 2002.  Mr. Bonfield is responsible for BMS’s worldwide finance operation including Tax, Treasury, Control, Investor Relations, Internal Audit, Financial Shared Services, Strategy, Global Strategic Sourcing, Information Management and Business and Corporate Development.  Prior to his tenure at BMS, Mr. Bonfield served as Director of Finance at the BG Group, PLC, an international energy company.  Prior to that, he was Chief Financial Officer at SmithKline Beecham — now Glaxo SmithKline.  Mr. Bonfield was a non-executive Director of the BOC Group in the U.K. from 2003 to 2006.  Mr. Bonfield holds a Bachelor of Commerce degree from the University of Natal in Durban, South Africa and is professionally certified as a chartered accountant.

On April 24, 2007, John A. Fazio resigned as a director of the Company.  Prior to his resignation, Mr. Fazio was Chairman of the Audit Committee of the Board and a member of the Nominating and Corporate Governance Committee.

“ImClone Systems’ Board of Directors has added valuable expertise with Andrew Bonfield’s appointment.  We welcome him and look forward to the contributions he will make,” said Alexander J. Denner, Ph.D., Chairman of ImClone System’s Executive Committee.  “We would also like to thank John Fazio for his service to the Company and wish him well in his future endeavors.”

About ImClone Systems Incorporated

ImClone Systems Incorporated is committed to advancing oncology care by developing and commercializing a portfolio of targeted biologic treatments designed to address the medical needs of patients with a variety of cancers. The Company’s research and development programs include growth factor blockers and angiogenesis inhibitors. ImClone Systems’ strategy is to become a fully integrated biopharmaceutical company, taking its development programs from the research stage to the market. ImClone Systems’ headquarters and research operations are located in New York City, with additional administration and manufacturing facilities in Branchburg, New Jersey.

Certain matters discussed in this news release may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and the Federal securities laws. Although the company believes that the expectations reflected in such forward-looking statements are based upon reasonable assumptions it can give no assurance that its expectations will be achieved. Forward-looking information is subject to certain risks, trends and uncertainties that could cause actual results to differ materially from those projected. Many of these factors are beyond the company’s ability to control or predict. Important factors that may cause actual results to differ materially and could impact the company and the statements contained in this news release can be found in the company’s filings with the Securities and Exchange Commission including quarterly reports on Form 10-Q, current reports on Form 8-K and annual reports on Form 10-K. For forward-looking statements in this news release, the company claims the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. The company assumes no obligation to update or supplement any forward-looking statements whether as a result of new information, future events or otherwise.

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